EXHIBIT 5

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Tel: 609.919.6600
Fax: 609.919.6701
www.morganlewis.com

November 1, 2002

Genta Incorporated
Two Connell Drive
Berkeley Heights, NJ 07922

Re:     Genta Incorporated
        Registration Statement on Form S-8 relating to the Genta Incorporated 1998 Stock Incentive Plan and the
        Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan
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Ladies and Gentlemen:

We have acted as counsel to Genta Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 9,150,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable under the Genta Incorporated 1998 Stock Incentive Plan and the Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan (collectively, the "Plans"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the shares of Common Stock originally issued by the Company to participants under the Plans will be, when issued in accordance with the terms of the Plans, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.






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Genta Incorporated
Noember 1, 2002
Page 2




We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.



Very truly yours,



/s/ Morgan, Lewis & Bockius LLP
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